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Exhibit 10.20

SECOND LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of May 14, 2003 by and between WITNESS SYSTEMS, INC., a Delaware corporation ("Borrower"), whose address is 300 Colonial Center Parkway, Roswell, Georgia 30076, and SILICON VALLEY BANK ("Lender"), a California-chartered bank with a principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at 3343 Peachtree Road, Suite 312, Atlanta, GA 30326.

        WHEREAS, among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated April 3, 2002, as may be amended from time to time, in the original principal amount of Fifteen Million Dollars ($15,000,000) (the "Loan Agreement"; the Loan Agreement together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents");

        WHEREAS, the Loan Agreement provides for, among other things, a Committed Line in the original principal amount of Fifteen Million Dollars ($15,000,000) (hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness");

        WHEREAS, pursuant to the Loan Agreement, Borrower agreed, among other things, to comply with certain covenants set forth therein, including certain financial covenants; and

        WHEREAS, Borrower has requested that Lender waive certain financial covenants, and Lender is willing to do so, subject to the terms and conditions set forth herein, including the amendment to the Loan Agreement set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1.    DEFINITIONS.    All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

        2.    WAIVER OF COVENANT VIOLATION.    In reliance upon the representations, warranties, agreements and covenants of Borrower set forth herein and in the Loan Agreement, as amended hereby, Lender herby waives any Event of Default arising solely out of Borrower's failure to have as of March 31, 2003 the Consolidated Tangible Net Worth required by Section 6.7(ii) of the Loan Agreement.

        3.    MODIFICATIONS TO LOAN AGREEMENT.

          3.1   The Loan Agreement is amended by deleting Section 2.2 in its entirety and by substituting therefor a new Section 2.2 to read as follows:

            If Borrower's Obligations under Section 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall upon notice from Bank, immediately pay such excess or secure such excess with a pledge of cash maintained at Bank.

          3.2   The Loan Agreement is amended by deleting paragraph (ii) of Section 6.7 in its entirety and by substituting therefor a new paragraph (ii) to read as follows:

            (ii)   Consolidated Tangible Net Worth. A Consolidated Tangible Net Worth of at least the sum of (a) $20,000,000, plus (b) seventy-five percent of net income (without subtracting any losses) earned in each fiscal quarter from and after March 31, 2003, plus (c) fifty percent

    (50%) of the net cash proceeds from any equity issued from and after May 14, 2003 by Borrower, calculated after subtracting any cash consideration received from such issuance which is used to finance an acquisition; provided, however, at any time that the Quick Ratio is less than 2.0 to 1.0, this covenant will be tested on a monthly basis.

          3.3   The Loan Agreement is hereby amended by deleting Exhibit D thereof in its entirety and substituting therefor a new Exhibit D in the form attached hereto.

        4.    CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

        5.    NO DEFENSES OF BORROWER.    Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

        6.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

        7.    LIMITATION.    This Loan Modification Agreement is limited to the matters expressly set forth above and shall not be deemed to waive or modify any other term of the Loan Agreement or Loan Documents, each of which is hereby ratified and reaffirmed, or to consent to any subsequent failure of Borrower to comply with any term or provision of the Loan Agreement or the Loan Documents, each of which shall remain in full force and effect.

        8.    CONDITIONS.    The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's execution and delivery of this Loan Modification Agreement and such other instruments, documents and agreements as Lender or its counsel shall request.

[signatures appear on following page]

        This Loan Modification Agreement is executed as of the date first written above.

LENDER:
SILICON VALLEY BANK:
By:

Name:

Title:

BORROWER:
WITNESS SYSTEMS, INC.
By:

Name:

Title:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054
FROM:	Witness Systems, Inc.

        The undersigned authorized officer of Witness Systems, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
Quarterly financial statements + CC	Quarterly within 45 days (Monthly if QR below 2.0:1.0)		Yes No
Annual (Audited)	FYE within 90 days		Yes No
10-K & 10Q	Within 5 days of filing		Yes No
A/R Agings	Monthly within 30 days (if Advances outstanding)		Yes No
A/R Audit	Annual		Yes No
Borrowing Base Certificate	Monthly within 30 days (if Advances outstanding)		Yes No
Financial Covenant	Required	Actual	Complies
Maintain on a quarterly Basis or monthly if QR below 2.0:1.0:
Minimum Quick Ratio	1.50:1.00	:1.00	Yes No
Minimum Tangible Net Worth	$20,000,000, Plus 75% of Net Income, Plus 50% of Net Cash Equity	$	Yes No

        Have there been updates to Borrower's intellectual property, if appropriate?            Yes / No

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Comments Regarding Exceptions: See Attached.

BANK USE ONLY
Sincerely,	Received by:
AUTHORIZED SIGNER
SIGNATURE	Date:

Verified:
AUTHORIZED SIGNER
TITLE	Date:

DATE:	Compliance Status: Yes No

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  Exhibit 10.20
SECOND LOAN MODIFICATION AGREEMENT